                                                           Exhibit 10.16




                              RESTATED

                        ANGELICA CORPORATION

                  STOCK BONUS AND INCENTIVE PLAN

     (Incorporating Amendments Adopted Through August 1, 1999)







                                                                Restated
                                                        Stock Bonus Plan

                             RESTATED

                       ANGELICA CORPORATION

                  STOCK BONUS AND INCENTIVE PLAN



SECTION 1   ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE              3

SECTION 2   DEFINITIONS                                             3

SECTION 3   ELIGIBILITY AND PARTICIPATION                           6

SECTION 4   ADMINISTRATION                                          6

SECTION 5   AVAILABLE STOCK                                         7

SECTION 6   DURATION                                                8

SECTION 7   ELECTION OF BENEFITS                                    8

SECTION 8   RESTRICTED STOCK BONUS AWARDS                           9

SECTION 9   RESTRICTED STOCK                                        9

SECTION 10  CHANGE OF CONTROL                                      13

SECTION 11  RIGHTS OF EMPLOYEES                                    16

SECTION 12  AMENDMENT, MODIFICATION, AND TERMINATION               16

SECTION 13  TAX WITHHOLDING                                        17

SECTION 14  MISCELLANEOUS PROVISIONS                               17



                                                                Restated
                                                        Stock Bonus Plan

                              RESTATED

                        ANGELICA CORPORATION

                  STOCK BONUS AND INCENTIVE PLAN


                             SECTION 1

             ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE

   1.1 ESTABLISHMENT. Angelica Corporation, a Missouri corporation, has previously established the "ANGELICA CORPORATION STOCK BONUS AND INCENTIVE PLAN" (the "Plan") for key Employees. The Plan permits the grant of Restricted Stock, and provides for payments in the form of Stock and/or cash. The Plan is hereby amended and restated in its entirety to read as set forth herein.

   1.2 PURPOSE. The purpose of the Plan as amended is to advance the interests of the Company and its shareholders by encouraging the success of the Company by providing for the acquisition of an equity interest by key Employees, by providing additional incentives and motivation toward superior Company performance, and by enabling the Company to attract and retain the services of key Employees upon whose judgment, talents, and special effort the successful conduct of its operations is largely dependent.

   1.3 EFFECTIVE DATE. The Plan as amended shall become effective immediately upon its adoption by the Board of Directors of the Company.


                             SECTION 2

                            DEFINITIONS

   2.1 DEFINITIONS. Whenever used herein, the following terms shall have the respective meanings set forth below:

   (a)  "Administrator" means the Compensation and Organization
Committee of the Board.

   (b)  "Award" means any Restricted Stock granted under the Plan.


                                                                Restated
                                                        Stock Bonus Plan

   (c)  "Board" means the Board of Directors of the Company.

   (d) "Bonus Payment Date" means the date on which a cash bonus is scheduled to be paid under the Bonus Plan for a particular Bonus Year.

   (e)  "Bonus Plan" means the Angelica Corporation Incentive
Compensation Plan, or such other incentive compensation plan or program as may from time to time be approved by the Compensation and Organization Committee of the Board.

   (f) "Bonus Year" means a fiscal year with respect to which a cash bonus may be paid under the terms of the Bonus Plan. A Bonus Year will be referred to by the calendar year in which the Bonus Year ends.

   (g)  "Code" means the Internal Revenue Code of 1986, as amended.

   (h) "Company" means Angelica Corporation, a Missouri corporation.

   (i) "Continuing Director" means each individual who is a member of the Board on the Effective Date, and each individual who becomes a member of the Board after the Effective Date without opposition from a majority of the then Continuing Directors; PROVIDED THAT, an individual shall not be a Continuing Director after he or she resigns as a member of the Board, or while such individual is (or has contracted to become) a full-time Employee of the Company.

   (j) "Disability" means a physical or mental condition which renders the Participant incapable of continuing in the employment of the Company. Disability shall be deemed to exist when certified by a physician who is acceptable to the Administrator.

   (k) "Elected Shares" means those shares of Restricted Stock described in Section 8.1.

   (l) "Election Date" means the date established by the Administrator, by which date a Participant must make an election as described in Section 7. The Election Date must be at least one (1) month before a Bonus Payment Date.

   (m) "Employee" means a salaried employee (including officers and directors who are also employees) of any member of the Group.

   (n) "Fair Market Value" means, for any particular date, (i) for any period during which the Stock shall be listed for trading on a national securities exchange, the average of the high and low prices per share reported on such exchange, (ii) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be


                                                                Restated
                                                        Stock Bonus Plan
reported by the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the high and low transaction prices per share as quoted by National Market System of NASDAQ, (iii) for any period during which the Stock shall not be listed for trading on a national securities exchange or its price reported by the National Market System of NASDAQ, but when prices for the Stock shall be reported by NASDAQ, the average of the closing bid and asked prices as reported by the NASDAQ or (iv) in the event neither (i), (ii) or (iii) above shall be applicable, the market price per share of Stock as determined by a nationally recognized investment banking firm selected by the Board. If Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the immediately preceding day when the markets were open.

   (o) "Group" means the Company and every Subsidiary and Operating Division of the Company.

   (p) "Matching Shares" means those shares of Restricted Stock described in Section 8.2.

   (q) "Non-U.S. Participant" means a Participant who is not normally resident in the United States.

   (r) "Participant" means any Employee who meets the requirements of Section 3.

   (s) "Period of Restriction" means the period during which a share of Restricted Stock is restricted pursuant to Section 9 of the Plan.

   (t) "Permissible Transferee" means a person or entity, other than an Employee, in whose name Shares are credited as provided in Sections 8.1 or 8.2. The only Permissible Transferees are (i) one or more members of the Participant's family, (ii) one or more trusts for the benefit of the Participant and/or one or more members of the Participant's family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the Participant and members of the Participant's family exceed eighty percent (80%) of all interests. For this purpose, the Participant's family includes only the Participant's spouse, children and grandchildren.

   (u) "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934.

   (v) "Restricted Stock" means Stock granted pursuant to Section 9 of the Plan, but a share of such Stock shall cease to be Restricted Stock when the conditions to and limitations on transferability under
Section 9 have been satisfied or have expired, respectively.


                                                                Restated
                                                        Stock Bonus Plan

   (w) "Retirement" means termination of employment with the Group by a Participant who has either attained the age of 62 or, alternatively, attained the age of 55 and completed at least ten years of service with the Group. Years of service for this purpose shall be determined under those terms of the Angelica Corporation Pension Plan, as amended, which apply to vesting.

   (x)  "Stock" means the Common Stock of the Company, par value
$1.00 per share.

   (y)  "Subsidiary" means a subsidiary corporation as defined in
Section 425 of the Code.

   (z) "Window Period" means the third to the twelfth business day following the release for publication of the Company's quarterly or annual earnings report.

   2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

   2.3 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


                                SECTION 3

                     ELIGIBILITY AND PARTICIPATION

   Eligibility for participation in the Plan for each Bonus Year shall be established by the Administrator by adopting a resolution to that effect and advising the affected Employees of the adjustment at least six months before the end of the Bonus Year. Once established, the eligibility criteria shall remain in effect until next adjusted by the Administrator.


                                SECTION 4

                             ADMINISTRATION

   The Administrator shall have the authority to prescribe forms which must be used for the purposes of this Plan.


                                                                Restated
                                                        Stock Bonus Plan

                                SECTION 5

                             AVAILABLE STOCK

   5.1 NUMBER OF SHARES. Subject to adjustment upon occurrence of any of the events indicated in Section 5.3, the total number of shares of Stock issuable pursuant to Awards under the Plan may not exceed 350,000. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock not reserved for any other purpose.

   5.2 AVAILABLE SHARES. The number of shares of Stock available for Awards hereunder at any given time shall be the number of shares specified in Section 5.1, adjusted as follows:

        (a) RESERVATION OF SHARES. At the time Restricted Stock is granted to a Participant, shares of Stock equal to the number of shares so granted shall be reserved from the total number of shares available for Awards hereunder. Shares which are reserved in accordance with this subsection (a) shall not be available for further Awards hereunder.

        (b) REDUCTION OF RESERVED SHARES. At the time of the expiration of all restrictions on a grant of Restricted Stock, shares equal to the number of shares subject to such grant shall no longer be available for Awards hereunder, and the number of shares held in reserve in accordance with (a), above, shall be reduced accordingly. Upon the occurrence of an event which causes the forfeiture of Restricted Stock, the number of shares of Stock which had been reserved with respect to the grant of such Restricted Stock in accordance with (a), above, equal to the number of shares so forfeited shall no longer be reserved for such purpose and shall not be available for further Awards hereunder.


   5.3  EFFECT OF CHANGES IN CAPITALIZATION, MERGER, ETC.

        (a) In the event of any increase or decrease in the number of shares of Stock of the Company by reason of the payment of a Stock dividend, a Stock split, reverse Stock split, or combination or consolidation of shares of Stock or like capital adjustment at any time or from time to time such that the holders of Stock of the Company have had an adjustment made in the number of shares of Stock owned by them without payment of any additional consideration therefor, then the aggregate number of shares then reserved under the Plan shall be as though the shares of Stock reserved had been outstanding prior to any of the above-described adjustments.

        (b) In the event that the Company shall issue additional shares of Stock for cash or other good consideration, there shall be no adjustment in the number of shares of Stock available for issuance pursuant to the Plan.


                                                                Restated
                                                        Stock Bonus Plan

                                SECTION 6

                                DURATION

   The Plan shall remain in effect until (a) all Stock subject to it shall have been purchased or acquired, (b) the Board terminates the Plan pursuant to Section 12, or (c) April 1, 2003, whichever shall first occur.


                                SECTION 7

                          ELECTION OF BENEFITS

   7.1  A Participant may elect to forego a minimum of ten percent
(10%) and a maximum of fifty percent (50%) of the cash bonus (if any) which he otherwise might receive under the Bonus Plan for a Bonus Year and to receive Restricted Stock in lieu thereof, provided however that the amount of cash bonus taken into account for purposes of applying a Participant's election for a particular Bonus Year will not exceed one hundred twenty five percent (125%) of the Participant's target bonus for that Bonus Year. The election must be made by the Election Date, on and in accordance with forms prescribed by the Administrator. An election becomes irrevocable after the Election Date, except that if a Participant's employment ends after an Election Date and before the subsequent Bonus Payment Date, any election which he may have made pursuant to this Section 7 shall be void and of no effect. If an election form is not properly completed and returned to the Administrator before the Election Date, it will be presumed that the Participant elects not to receive Restricted Stock with respect to that Bonus Year.

   7.2 For Bonus Year 1993, any election made pursuant to this Plan is expressly conditioned upon the approval of this Plan by a majority vote of the shareholders of the Company at the Annual Meeting of Shareholders in 1993. If such approval is not obtained at such meeting, all elections under this Plan shall be void and of no effect.


                                                                Restated
                                                        Stock Bonus Plan

                                SECTION 8

                      RESTRICTED STOCK BONUS AWARDS

   8.1 A Participant who elects to receive Restricted Stock with respect to a Bonus Year shall be credited with the number of whole shares of Restricted Stock ("Elected Shares") which can be purchased at the Fair Market Value as of the Bonus Payment Date with the amount of the cash bonus which he elected to forego. Subject to the provisions of
Section 13, the balance of his bonus shall be paid in cash on or as soon as practicable after the Bonus Payment Date.

   8.2 A Participant, other than a Non-U.S. Participant, who elects to receive Restricted Stock with respect to a Bonus Year shall also be credited with the number of whole shares of Restricted Stock ("Matching Shares") which does not exceed one half (1/2) of the number of shares which he receives under Section 8.1. A Non-U.S. Participant who elects to receive Restricted Stock with respect to a Bonus Year shall have the right to receive, after the end of the Period of Restriction, the number of whole shares of Restricted Stock ("Matching Shares") which does not exceed one half (1/2) of the number of shares which he receives under
Section 8.1.


                                SECTION 9

                            RESTRICTED STOCK

   9.1 GRANT OF RESTRICTED STOCK. Subject to the provisions of Sections 5, 6 and 9.13, the Administrator, as soon as practicable after the Bonus Payment Date, shall credit shares of Restricted Stock under the Plan to such Participants as made timely elections under Section 7. Each such crediting of Restricted Stock shall be reflected in a written Restricted Stock Agreement.

   9.2 TRANSFERABILITY OF RESTRICTED STOCK. Except as provided in Sections 9.8, 9.11, 9.13, 9.16 or 10.1, Elected Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until after the third anniversary of the date such shares are granted to the Participant, and Matching Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until after the fifth anniversary of the date such shares are granted to the Participant.

   9.3 OTHER RESTRICTIONS. The Administrator shall impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem necessary or advisable under applicable Federal or state securities law. In order to insure compliance with the limitations of Section 9.2, the Administrator shall reflect the grant of shares of Restricted Stock as an entry in books maintained for such purpose, and, except as provided in Section 9.13 with


                                                                Restated
                                                        Stock Bonus Plan
respect to Option Shares, no certificates for shares of Restricted Stock shall be issued under this Plan until the expiration of the applicable Period of Restriction. The Participant may designate, on forms provided for the purpose by the Administrator, one or more Beneficiaries to receive any shares of Restricted Stock distributable under this Plan after the death of the Participant.

   9.4 VOTING RIGHTS. Subject to the provisions of Section 9.16, Participants, other than Non-U.S. Participants, entitled to shares of Restricted Stock granted pursuant to the Plan may exercise full voting rights with respect to those shares during the Period of Restriction. A Non-U.S. Participant may not exercise voting rights with respect to any shares of Restricted Stock which are Matching Shares until after the Period of Restriction expires with respect to such shares.

   9.5 DIVIDENDS AND OTHER DISTRIBUTIONS. Subject to the provisions of Section 9.16, and except as provided in Section 9.6, during the Period of Restriction, Participants, other than Non-U.S. Participants, entitled to shares of Restricted Stock granted pursuant to the Plan shall be entitled to receive all dividends and other distributions paid with respect to those shares. If any such dividends or distributions are paid in shares of Stock, such shares shall be subject to the same restrictions (such as limitations on transferability or escrow) as the shares of Restricted Stock with respect to which they were paid, and shall be held by the Administrator as Restricted Stock under the same terms and conditions as the Restricted Stock with respect to which such stock dividends are issued. A Non-U.S. Participant shall not be entitled to receive dividends or other distributions with respect to shares of Restricted Stock which are Matching Shares until after the Period of Restriction expires with respect to such shares.

   9.6  REINVESTMENT OF DIVIDENDS.  Subject to the provisions of
Section 9.16, a Participant, other than a Non-U.S. Participant, may elect, on forms prescribed by the Administrator, that dividends which are payable during the Period of Restriction with respect to all shares of Restricted Stock shall be invested under the Company's Dividend Reinvestment Plan. If a Participant makes such an election, the Administrator shall take such actions as may be necessary or desirable to establish the Participant as a participant in the Dividend Reinvestment Plan with respect to his Restricted Stock. A Non-U.S. Participant may not elect to participate in the Company's Dividend Reinvestment Plan with respect to any shares of Restricted Stock until after the Period of Restriction expires with respect to such shares.

   9.7  TERMINATION OF EMPLOYMENT DUE TO RETIREMENT.  If a
Participant's employment with all members of the Group is terminated by reason of the Participant's Retirement at the age of 62 or older on the date of such Retirement, the Matching Shares that remain unvested on the date of such Retirement will fully vest and the Periods of Restriction applicable to the Participant's Matching Shares and Elected Shares shall terminate automatically. If a Participant's employment with all members of the Group is terminated by reason of the Participant's Retirement (as defined in Section 2.1(w) of this Plan) prior to the age of 62 on the


                                                                Restated
                                                        Stock Bonus Plan
date of such Retirement, the Matching Shares that remain unvested shall fully vest but the applicable Periods of Restriction on both the Matching Shares and the Elected Shares shall continue until the respective expiration dates of such Periods of Restriction; provided, however, that if the Participant dies after such Retirement but before the end of an applicable Periods of Restriction, the Period of Restriction applicable to the deceased Participant's Matching Shares and Elected Shares shall terminate automatically. Upon the termination or expiration of the applicable Periods of Restriction, the Matching Shares and Elected Shares subject thereto shall thereupon be free of restrictions and freely transferable by the Participant except as otherwise provided pursuant to Section 9.3 of the Plan.

   9.8 TERMINATION OF EMPLOYMENT DUE TO DEATH OR DISABILITY. If the Participant's employment with all members of the Group is terminated by reason of the Participant's death or Disability, the Period of Restriction applicable to the Restricted Stock pursuant to Section 9.2 shall terminate automatically and, except as otherwise provided pursuant to Section 9.3, the shares of Restricted Stock shall thereupon be free of restrictions and freely transferable.

   9.9 TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN RETIREMENT, DEATH OR DISABILITY. If the Participant's employment with all members of the Group is terminated during the Period of Restriction for any reason other than Retirement, death or Disability, then any Matching Shares still subject to restrictions at the date of such termination shall be forfeited automatically and returned to the Company, but the Period of Restriction for any Elected Shares shall be deemed to have ended as of the date of termination of the Participant's employment with all members of the Group.

   9.10 RETURN OF RESTRICTED STOCK. If events occur which require that Matching Shares be forfeited by the Participant, the number of shares of Stock so forfeited shall be removed from the record of Restricted Stock due to the Participant, and shall not again be available for Awards under the Plan.

   9.11 RELEASE OF ELECTED SHARES UPON HARDSHIP. If upon the request of a Participant the Administrator, in its sole discretion, determines that the Participant faces extreme economic hardship and that the disposition by the Participant of a certain number of Elected Shares would ameliorate such hardship, the Administrator may declare the Period of Restriction to be expired with respect to such number of Elected Shares.

   9.12 REMOVAL OF RESTRICTIONS. Except as otherwise provided in this Section, shares of Restricted Stock covered by each Restricted Stock Award granted under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction applicable to such shares. Once the shares are released from the restrictions, the Administrator shall cause to be issued to the Participant, as soon as practicable, one or more certificates representing the aggregate number of shares of Stock to which the restrictions no longer apply. Such certificates


                                                                Restated
                                                        Stock Bonus Plan
may be registered in whatever name or names are specified by the Participant, in writing delivered to the Administrator at least ten (10) days before such certificates are issued, and in the absence of any such specification shall be issued in the name of the Participant alone.

   9.13 EXERCISE OF OPTIONS. A Participant who holds an option which is exercisable under the Angelica Corporation Stock Option Plan, the Angelica Corporation 1994 Performance Plan or the Angelica Corporation 1999 Performance Plan may elect, on forms provided for the purpose by the Administrator, to have a certain number of his Elected Shares issued in his name in certificate form and delivered to the Administrator for the purpose of being surrendered in connection with the payment of the exercise price of such option. Following such exercise, the Administrator shall receive a number of shares issued pursuant to such option exercise ("Option Shares") equal to the number of Elected Shares delivered in payment of the exercise price, and shall deliver or cause to be delivered to the Participant the balance of the Option Shares issued pursuant to such option exercise. The Administrator shall hold the number of Option Shares equal to the number of Elected Shares delivered in payment of the exercise price subject to the same terms and conditions as apply to Elected Shares, and references herein to Elected Shares or Restricted Stock shall include such Option Shares, if any, held by the Administrator for the same Participant.

   9.14 SERVICES OF CUSTODIAN. The Administrator may, but shall not be required to, engage the services of a bank, trust company or other fiduciary from time to time to maintain the appropriate records of shares of Restricted Stock which have been granted under this Plan, and to perform such other duties as the Administrator may deem appropriate.

   9.15 APPROVAL OF SHAREHOLDERS. Notwithstanding any other provision of this Plan, no shares of Restricted Stock shall be granted until after the 1993 Annual Meeting of Shareholders of the Company. In addition, if at such meeting a majority of the shareholders of the Company fail to approve this Plan, no shares of Restricted Stock shall be granted hereunder at any time, and any bonus amounts which a Participant elected to receive in shares of Restricted Stock pursuant to this Plan shall be paid to him in cash as soon as practicable after such meeting.

   9.16 LIMITED TRANSFERABILITY TO FAMILY MEMBERS. Subject to the provisions of this Section 9.16, a Participant may at any time after November 29, 1994, and before the earlier of his or her death or the end of the Period of Restriction, direct that all or any portion of the Elected Shares and their associated Matching Shares issued or to be issued pursuant to Section 8 be registered or reregistered in the name of one or more Permissible Transferees. Such direction shall be effective only to the extent that Company receives written notice from the Participant, before his or her death, advising of such a direction, the name or other identifying information concerning the Permissible Transferee or Transferees, and the number of Shares to which the direction relates. A Permissible Transferee shall exercise voting rights as described in Section 9.4, shall receive dividends as described in Section 9.5, and may elect to participate in the


                                                                Restated
                                                        Stock Bonus Plan

Dividend Reinvestment Plan as described in Section 9.6, with respect to the Restricted Stock of which he is a Permissible Transferee. To the extent shares of Stock are registered or reregistered in the name of a Permissible Transferee, such shares shall be or remain subject to all of the restrictions and limitations to which they would be subject under this Plan if they were registered in the name of the Participant, and no certificate representing shares of such Stock shall be issued to the Permissible Transferee until such shares have been released from all restrictions.


                                SECTION 10

                            CHANGE OF CONTROL

   10.1 SPECIAL RULES ON CHANGE OF CONTROL. Any contrary provision of the Plan notwithstanding, if there has been a Change of Control (as defined in Section 10.2), and if, at any time thereafter, the Participant's employment with the Company terminates other than
(i) because of the Participant's death or Retirement, (ii) by action of the Company for "cause" (as defined in Section 10.3) or "disability" (as defined in Section 10.4) or (iii) by action of the Participant for other than "good reason" (as defined in Section 10.5), then the Period of Restriction with respect to each share of Restricted Stock previously subject to an Award to him hereunder shall terminate.

   10.2 CHANGE OF CONTROL. For purposes of Section 10.1, a "Change of Control" shall be deemed to have occurred if:

   (a) Any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company which represent thirty-percent (30%) or more of the combined voting power of the Company's then outstanding securities, without the prior written consent of a majority of the Continuing Directors;

   (b) The Continuing Directors cease to comprise a majority of the Board;

   (c) The shareholders of the Company approve a sale of substantially all or all of the assets of the Company; or

   (d) The Company is not the surviving and parent corporation as a result of any merger or consolidation to which it is a party, not including, however, a merger solely to effect a change in the state of incorporation.


                                                                Restated
                                                        Stock Bonus Plan

   Notwithstanding the above, an event described in (a), (c), or (d), above, shall not constitute a "Change of Control" if it is approved in writing by a majority of the Continuing Directors.

   10.3 COMPANY TERMINATION FOR CAUSE. The Company shall be considered to have terminated a Participant's employment for "cause" if and only if the termination is based on one or more of the following:

   (a) The willful and continued failure by the Participant substantially to perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness) for a period of thirty (30) or more days after the Board delivers to the Participant a demand for substantial performance, which demand specifically identifies the manner in which the Board believes that the Participant has not substantially performed his duties; or

   (b) The willful engagement by the Participant in gross misconduct which is materially and demonstrably injurious to the Company.

   No act or failure to act shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the act or omission was in (or not opposed to) the best interest of the Company.

   Notwithstanding the above, the Company shall not be considered to have terminated a Participant's employment for "cause" unless and until the Company delivers to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the then Continuing Directors or, if there are no Continuing Directors, three-quarters (3/4) of the entire membership of the Board, at a meeting of the Board duly called and held for that purpose (after reasonable prior notice to the Participant and an opportunity for the Participant, together with his counsel, to be heard before the voting members of the Board, before adoption of such resolution), finding that, in the good faith opinion of the voting members of the Board, the Participant was guilty of conduct set forth in (a) or (b) above, and specifying, in detail, the particulars thereof.

   10.4 COMPANY TERMINATION FOR DISABILITY. The Company shall be considered to have terminated a Participant's employment for "disability" if and only if the termination is based on the Participant's absence from duties with the Company on a full time basis for 183 consecutive days, as a result of incapacity due to physical or mental illness, and which incapacity is expected thereafter to be of long continued or indefinite duration or to result in death, as determined based on competent medical advice satisfactory to the then Continuing Directors or, if there are no Continuing Directors, the Board.


                                                                Restated
                                                        Stock Bonus Plan

   10.5 PARTICIPANT TERMINATION FOR GOOD REASON. A Participant shall be considered to have terminated his or her employment for "good reason" if and only if the termination is based one or more of the following:

   (a) The assignment to the Participant, without his or her written consent, of duties which are inconsistent with his or her position, duties, responsibilities or status with the Company immediately before the Change of Control;

   (b) A change, without the Participant's written consent, in his or her reporting responsibilities, titles or offices as in effect immediately before the Change of Control, or the removal of the Participant from, or the Company's failure to reelect the Participant to, any such office;

   (c) A reduction in the Participant's base salary as in effect immediately before the Change of Control, or the failure of the Company to increase the Participant's base salary each year after the Change of Control by an amount which at least equals, on a percentage basis, the mean average percentage increase (if any) in the base salary of all officers of the Company during the two (2) full calendar years immediately preceding the Change of Control;

   (d) As to a Participant who is assigned to the Company's principal executive offices at the time of the Change of Control:

        (1) the relocation of the Company's principal executive offices to a location outside the area of metropolitan St. Louis, Missouri, or

        (2) the requirement by the Company that the Participant be based anywhere other than the Company's principal executive offices, except for required travel on the Company's business to an extent substantially consistent with the Participant's business travel obligations immediately before the Change of Control; or

        (3) if the Participant consents in writing to a relocation of the Company's principal executive offices, the failure of the Company to pay (or reimburse the Participant for) all reasonable moving expenses incurred by the Participant relating to a change of his or her principal residence in connection with such relocation and to indemnify the Participant against any loss (as defined below) realized on the sale of his or her principal residence in connection with any such change of residence.

   For purposes of this subsection, the "loss" on the sale of a principal residence means the excess of (i) the higher of (x) the Participant's aggregate investment in such residence, or (y) the


                                                                Restated
                                                        Stock Bonus Plan
appraised value of such residence as determined by a real estate appraiser designated by the Participant and reasonably satisfactory to the Company, over (ii) the actual sale price of such residence (net of sales commission and other reasonable expenses of sale, if any);

   (e) The discontinuance of any benefit or compensation plan, pension plan, profit-sharing plan, employee stock ownership plan, stock purchase plan, stock option plan, life insurance plan, health and accident plan, or disability plan (or plans providing substantially similar benefits) in which the Participant was participating immediately before the Change of Control; or

   (f) Any action by the Company which adversely affects the Participant's participation in or materially reduces his or her benefits under any plan specified in (e), above, or which deprives the Participant of any material fringe benefit enjoyed by him or her immediately before the Change of Control, or the failure by the Company to provide the Participant with at least the number of paid vacation days to which he or she then is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect immediately before the Change of Control.


                             SECTION 11

                        RIGHTS OF EMPLOYEES

   11.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of any member of the Group to terminate any Participant's employment at any time nor confer upon any Participant any right to continue in the employ of any member of the Group.

   11.2 OTHER BENEFIT PLANS. Elected Shares granted under the Plan shall be treated as a part of the compensation of the Participant under other benefit plans of any member of the Group, but Matching Shares granted under the Plan shall not constitute a part of the base salary or any other compensation of any Employee under any other benefit plan of any member of the Group unless expressly so provided in such other benefit plans.


                             SECTION 12

              AMENDMENT, MODIFICATION, AND TERMINATION

   The Board at any time may terminate, and from time to time may amend or modify the Plan; provided, however, that no such action of the Board may, without the approval of the shareholders of the Company:


                                                                Restated
                                                        Stock Bonus Plan

   (a) Increase the total amount of Stock which may be issued under the Plan, except as provided in Section 5.3; or

   (b) Change the class of Employees entitled to participate in the Plan; or

   (c) Materially increase the cost of the Plan or materially increase the benefits to Participants under the Plan; or

   (d)  Extend the period during which Awards may be granted.

No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant affected thereby.


                             SECTION 13

                           TAX WITHHOLDING

   The Company shall be entitled to withhold, or require the Participant to remit to the Company, any amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the Participant notice as far in advance as is practicable of the amount of tax required to be withheld. The Company may defer making payment or delivery as to any benefit due under the Plan until any such tax is withheld or the Participant remits an amount equal to the tax required to be withheld. The Participant may, by notice to the Company at the time the requirement for such tax withholding is first established, elect to have such withholding obligation satisfied by the reduction in the number of shares of capital stock of the Company that would otherwise be deliverable to the Participant under the Plan, with the reduction to be calculated based upon the average of the high and low market prices of the Company's stock on the New York Stock Exchange or such other national securities exchange upon which the Company's stock is then listed.


                             SECTION 14

                      MISCELLANEOUS PROVISIONS

   14.1 SUCCESSORS. All obligations of the Company under the Plan, with respect to Awards granted hereunder shall be binding on any successor to the Company.


                                                                Restated
                                                        Stock Bonus Plan

   14.2 REQUIREMENTS OF LAW. The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agency or securities exchange as may be required.

   14.3 GOVERNING LAW. The Plan, and all agreements under the Plan, shall be construed in accordance with, and governed by, the laws of the State of Missouri.





                                                                Restated
                                                        Stock Bonus Plan